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                     [TOREADOR RESOURCES CORP. LETTERHEAD]


                                  NEWS RELEASE
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               TOREADOR AFFILIATE SPUDS FIRST EXPLORATION WELL IN
             TRINIDAD; COMPANY PROVIDES OPERATIONAL UPDATE FOR 2002

         DALLAS, TEXAS - (September 19, 2002) - Toreador Resources Corporation (Nasdaq: TRGL; TSE: TRX) today announced that its affiliate, Trinidad Exploration and Development, Ltd. (TED), has spudded the first of two high-potential onshore exploration wells on Trinidad's Southwest Peninsula Block. It is estimated that the primary and secondary objectives on both prospects could have combined gross potential reserves of approximately 70-90 million barrels of oil. Toreador's operations in Trinidad are conducted through its 16.33% shareholding in TED.

         Toreador anticipates the well, Rapso-1, should reach a projected total depth of 8,600 feet in approximately six weeks and will be followed soon thereafter by the drilling of the Calypso-1 well, located about two miles to the east-southeast of Rapso. It is estimated Calypso's proposed total depth of 9,500 feet will be reached seven weeks from spud date. Both wells are expected to test sands in the Tertiary Morne L'Enfer, Forest and Cruse formations.

         Two additional well locations are being evaluated in the Erin Bay area of the Southwest Peninsula Block. If the analysis is favorable, drilling of these two offshore wells would be anticipated during the fourth quarter of 2002 or early 2003.

         The Southwest Peninsula Block comprises 45,000 acres onshore and offshore southwest Trinidad. Current drilling operations are based on interpretation of a 150-square-kilometer 3D seismic survey acquired in 2001 over the Southwest Peninsula permit area. Please visit www.toreador.net to view a map of Trinidad on the Investor Information, Presentations page.

         Toreador stated that in a ruling received September 18, 2002, the American Arbitration Association has determined the company has a 16.33% share ownership interest in TED. The interest was the subject of a contract dispute between Madison Oil Company, acquired by Toreador at year-end 2001, and another company, also a TED shareholder.

TURKEY:

WELL, SEISMIC ACTIVITY UNDER WAY; COURT CASE UPDATE

         During the fourth quarter of 2002, Toreador plans to complete the recently drilled Barbaros-1 well, a gas prospect in Turkey's Thrace Basin. Based on well-log evaluation, the



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company currently estimates the Barbaros-1 could produce at an initial rate of
2.0 million cubic feet of gas per day. The well was drilled in an area previously thought to be nonproductive. Toreador is operator and holds a 100% working interest in the Barbaros-1 well, located 60 miles west of Istanbul. Currently, there are favorable gas-market conditions in Turkey where prices remain stable in the US$4-$5 per thousand cubic feet (Mcf) range.

         A 1,275-kilometer 2D seismic survey on four permits in the near-shore Black Sea was completed in the third quarter of 2002. Based on continuing seismic interpretation, Toreador has identified several gas prospects from which the company anticipates selecting two initial well locations, with drilling targeted to begin in mid-2003. Toreador is operator and holds a 49% working interest in these permits.

                  In south-central Turkey, the Cendere-19 well has been drilled and awaits testing. Toreador has a 19.6% working interest in the Cendere Field, which is operated by the Turkish national oil company, TPAO, and is producing approximately 300 barrels of oil per day (BOPD) net to Toreador. If successful, the Cendere-19 initially could increase gross field production by 15%-20%. During the fourth quarter of 2002, a 3D seismic survey of the Cendere Field is expected to be conducted, which the company anticipates will aid in identifying additional drilling locations. The Zeynel-15 development well has been successfully completed. The well is located 15 miles southwest of the Cendere Field. The Zeynel Field, in which Toreador has an 8.5% royalty interest, is operated by Aladdin Middle East and is producing about 60 BOPD net to Toreador.

         Spudding of a new-field wildcat well, the East Hasancik-1, is imminent. It is estimated that gross potential reserves on the prospect could be about 10-12 million barrels of oil. Toreador has a 6% royalty interest in the East Hasancik-1 well, which is located three-and-a-half miles west-southwest of the Zeynel Field on the Zeynel permit and is operated by Aladdin Middle East.

         In addition, the Turkish Administrative Court has ruled unanimously to allow Toreador to recover its registered-capital investment in oil and gas exploration in the country. With this action, the Turkish Administrative Court reversed previous administrative acts initiated in 1997 that had suspended foreign exchange rate guarantee payments for oil and gas capital invested in Turkey. The verdict has been appealed, and a final decision is expected during the first half of 2003.



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FRANCE:

STEADY PRODUCTION CONTINUES

         Current production continues at a steady rate of about 1,200 BOPD from Toreador's five 100%-owned and operated producing oil fields in France. Depending on capital availability in 2003, Toreador plans to implement a development program in France comprising the drilling of three development wells, four well re-entries and the redrilling of one well. Three exploration applications totaling 350,000 acres are pending in France.

UNITED STATES:

EXPLORATION PROGRAM PROGRESSES;

MINERAL/ROYALTY PORTFOLIO PROVIDES SOLID REVENUE

         In the United States, Toreador is participating in the completion of the Walton Gas Unit 2-2 well located on the 1,000-acre Walton Gas Unit prospect. Part of the larger Bethel Dome Project in Anderson County in east Texas, the exploratory well has been drilled to a total depth of 10,100 feet and production casing set to total depth. Flow testing is anticipated during the fourth quarter of 2002. Toreador has a 5.86% interest in the well and any subsequent offset development-well locations.

         In the Gulf of Mexico, Toreador is participating in a natural-gas prospect on adjacent Garden Banks blocks 166 and 210. It is anticipated the well, which is expected to be drilled in about 1,300 feet of water, will be spudded in the fourth quarter of 2002. Toreador holds a 5% working interest in the well.

         Toreador continues to earn significant revenues from its perpetual-fee U.S. mineral and royalty interest portfolio, which accounted for about one-third of total revenues during the first half of 2002, or $3.2 million. For full-year 2002, the company anticipates its mineral and royalty interests will be about the same percentage of total revenues.

         Mineral and royalty interest revenues provide a solid financial foundation on which Toreador continues to build its worldwide exploration and development program. Less than 5% of the more than 1.3 million net acres in the company's U.S. mineral and royalty portfolio are producing to date, with the remaining acreage providing potential for additional future revenues. Currently, five wells are being completed on the company's mineral holdings in Alabama and Mississippi, and five wells are scheduled to be drilled on Toreador's west Texas mineral holdings during the fourth quarter. The wells on Toreador's mineral holdings are drilled and completed by various operators at no cost or risk to the company.



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OTHER GUIDANCE

         Based on information available to date, Toreador estimates 2002 production as follows:

                     Production Estimates for Full-Year 2002

         Oil (MBbls):
                  United States                                        250 - 275
                  France                                               415 - 435
                  Turkey                                                95 - 110
         Gas (Bcf):
                  United States                                        1.8 - 2.0
                  France                                                      --
                  Turkey                                                      --

         Toreador previously disclosed that its estimate for free cash flow in 2002 ranges from $12 million to $15 million before debt repayment and capital expenditures. The company also disclosed that its planned capital expenditure budget for 2002 ranges from $5 million to $7 million.

ABOUT TOREADOR

         Toreador Resources Corporation is an independent international energy company engaged in the acquisition, development, exploration and production of natural gas, crude oil and other income-producing minerals. The company holds interests in developed and undeveloped oil and gas properties in France, Turkey and Trinidad, West Indies. In the United States, Toreador primarily owns perpetual oil and gas mineral and royalty interests in eight states and working interests in five states. More information about Toreador may be found at the company's web site, www.toreador.net.

         Safe-Harbor Statement -- Except for the historical information contained herein, the matters set forth in this news release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The company intends that all such statements be subject to the "safe-harbor" provisions of those Acts. Many important risks, factors and conditions may cause the company's actual results to differ materially from those discussed in any such forward-looking statement. These risks include, but are not limited to, estimates of reserves, estimates of production, future commodity prices, exchange rates, interest rates, geological and political risks, drilling risks, product demand, transportation restrictions, the ability of Toreador to obtain additional capital, and other risks and uncertainties described in the company's filings with the Securities and Exchange Commission. The historical results achieved by the company are not necessarily indicative of its future prospects. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

         Cautionary Note to Investors -- The Securities and Exchange Commission
(SEC) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically



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and legally producible under existing economic and operating conditions.
Toreador uses the term potential reserves in this press release that the SEC's guidelines strictly prohibit it from including in filings with the SEC. Investors are urged to also consider closely the disclosure in Toreador's Form 10-K for the fiscal year ended December 31, 2002, File No. 0-02517, available from the company by calling 214.559.3933. This form also can be obtained from the SEC at www.sec.gov.

         The term "potential," when referring to Toreador's reserves, represents Toreador management's current belief or judgment, based on information available to it, regarding the potential reserves that could be recovered or could be recoverable. These numbers should not be viewed as reliable for the purposes of estimating Toreador's reserves or its prospects. Additionally, the term "potential" has no engineering significance and is not related to the term "possible" as that term may be used by the Society of Petroleum Engineers.

                                      # # #

CONTACTS:

Toreador Resources                                PondelWilkinson MS&L

Douglas W. Weir, SVP and CFO/                     Gary S. Maier/Julie MacMedan
Crystal C. Bell, Investor Relations               323-866-6060
214-559-3933 or 800-966-2141